Exhibit 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Ryan Donovan
	(408) 801-2067	(408) 801-2857

SANDISK ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS

Delivers Strong Growth in Revenue & Profits, $220 Million in Free Cash Flow

Milpitas, CA, October 20, 2009 - SanDisk Corporation (NASDAQ:SNDK), the global leader in flash memory cards, today announced results for the third quarter ended September 27, 2009.  Total third quarter revenue of $935 million increased 14% on a year-over-year basis and increased 28% on a sequential basis.  Net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $231 million, or $0.99 per diluted share, compared to GAAP net loss of ($166) million or ($0.74) per share in the third quarter of 2008 and GAAP net income of $53 million, or $0.23 per diluted share in the second quarter of 2009.

On a non-GAAP basis, which excludes the impact of acquisition-related charges, share-based compensation expense, and non-cash economic interest expense associated with the cash-settled convertible note, third-quarter net income was $176 million, or $0.75 per diluted share, compared to a net loss of ($132) million or ($0.59) per share in the third quarter of 2008 and net income of $83 million or $0.36 per diluted share in the second quarter of 2009.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“Our outstanding Q3 results reflect major gains in our OEM business with strong orders continuing into Q4.   Product gross margin improved dramatically, driven by favorable pricing and strong product cost reductions.  We are encouraged by improved industry fundamentals and our increasingly diversified global markets, which bode well for further growth in Q4 and in 2010,” said Eli Harari, Chairman and CEO, SanDisk.

THIRD QUARTER 2009 METRICS & HIGHLIGHTS
  Free cash flow generated was $220 million.
  Total cash and equivalents, short and long-term investments at the end of the third quarter were $2.58 billion compared to $2.64 billion at the end of the third quarter of 2008 and $2.34 billion at the end of the second quarter of 2009.
  Total revenue was $935 million, up 14% year-over-year and up 28% sequentially.
  Product revenue was $814 million, up 18% year-over-year and up 33% sequentially.
  License and royalty revenue was $121 million, down 8% year-over-year and up 1% sequentially.
  GAAP product gross profit was $315 million, or 39% of product revenue, compared to GAAP product gross loss of ($138) million, or (20%) of product revenue, in the third quarter of 2008 and GAAP product gross profit of $129 million, or 21% of product revenue, in the second quarter of 2009.  Third quarter product gross profit included a $139 million benefit primarily from the sale of previously reserved inventory.

  Non-GAAP product gross profit was $320 million, or 39% of product revenue, compared to non-GAAP product gross loss of ($121) million, or (17%) of product revenue, in the third quarter of 2008 and non-GAAP product profit of $134 million, or 22% of product revenue, in the second quarter of 2009.  Third quarter product gross profit included a $139 million benefit primarily from the sale of previously reserved inventory.
  GAAP operating profit was $240 million, or 26% of total revenue, compared to GAAP operating loss of ($250) million, or (30%) of total revenue, in the third quarter of 2008 and GAAP operating profit of $68 million, or 9% of total revenue, in the second quarter of 2009.
  Non-GAAP operating profit was $263 million, or 28% of total revenue, compared to non-GAAP operating loss of ($205) million, or (25%) of total revenue, in the third quarter of 2008 and non-GAAP operating profit of $94 million, or 13% of total revenue, in the second quarter of 2009.
  Total units sold increased 31% year-over-year and increased 45% sequentially.
  Gigabytes sold increased 107% year-over-year and increased 37% sequentially.
  Average price per gigabyte sold declined 43% year-over-year and declined 3% sequentially.
  Average retail card capacity was 4.22 gigabytes, an increase of 46% on a year-over-year basis and a decrease of 1% sequentially.

OTHER RECENT KEY ANNOUNCEMENTS
  SanDisk began shipping the industry’s first 8 gigabyte (GB)1 and 16GB SDHC™ and 8GB Memory Stick PRO Duo™ cards using four bits per cell memory technology.
  SanDisk began shipping the industry’s fastest SanDisk Extreme® Pro™ Compact Flash® memory card with read and write speeds up to 90 megabytes per second2 and with capacities ranging from 16GB to 64GB.
  SanDisk launched the Sansa® Clip+ MP3 player that features a microSD™ memory card slot.  The Sansa Clip+ MP3 player is fully compatible with SanDisk slotRadio™ and slotMusic™ cards, as well as any microSD™ card pre-loaded with music.

CONFERENCE CALL

SanDisk’s third quarter 2009 conference call is scheduled for 2:00 P.M., Pacific Time, Tuesday, October 20, 2009, with SanDisk CEO Eli Harari joining the call from SanDisk’s Shanghai facility.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 913-312-0702 and the dial-in password is 8643791.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

SCHEDULED INTERVIEWS

SanDisk Corporation President and Chief Operating Officer, Sanjay Mehrotra, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on October 20, 2009, at approximately 1:10 P.M., Pacific Time.

SanDisk Corporation Executive Vice-President, Administration and Chief Financial Officer, Judy Bruner, is scheduled to appear on Bloomberg Television on October 21, 2009, at approximately 6:35 A.M., Pacific Time.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

1  1 GB = 1 billion bytes.

2  Based on internal testing; performance may vary depending upon host device.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements, including statements about our business prospects and outlook, our expectations for the fourth fiscal quarter of 2009, and fiscal 2010, and our expectations regarding our business, including our OEM business, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:

  slower than expected, or no, growth in market demand for our products or a slower adoption rate for our products in markets that we are targeting including through new channels, reduced demand or consumer confidence due to the continuing global economic downturn, over-supply in the markets that we serve,
  declines in average selling prices,
  any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances and delays related to our conversion to smaller geometries of NAND flash technology, increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen, business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, adverse results in litigation or regulatory actions affecting us, and other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K/A for the fiscal year ended December 28, 2008 and Quarterly Report on Form 10-Q for the second quarter ended June 28, 2009.
Future results may differ materially from those previously reported.  We do not intend to update the information contained in this release.

ABOUT SANDISK

SanDisk Corporation, the inventor and world’s largest supplier of flash storage cards, is a global leader in flash memory – from research, manufacturing and product design to consumer branding and retail distribution.  SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders, digital audio/video players, USB flash drives for consumers and the enterprise, embedded memory for mobile devices, and solid state drives for computers.  SanDisk (www.sandisk.com/corporate) is a Silicon Valley-based S&P 500 company with more than half its sales outside the United States.

SanDisk, the SanDisk logo, Sansa, CompactFlash and SanDisk Extreme are trademarks of SanDisk Corporation, registered in the United States and other countries. slotRadio is a trademark of SanDisk Corporation.  slotMusic is a trademark of SLOTmedia Group LLC.   SDHC and microSD are trademarks of SD-3C LLC.  Memory Stick PRO Duo is a trademark of Sony Corporation.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 27, 2009	September 28, 2008(1)	September 27, 2009	September 28, 2008(1)
Revenues:
Product	$813,811	$689,556	$2,012,342	$2,101,115
License and royalty	121,360	131,941	312,873	386,360
Total revenues	935,171	821,497	2,325,215	2,487,475

Cost of product revenues	495,769	812,832	1,631,691	2,039,994
Amortization of acquisition-related intangible assets	3,132	14,582	9,396	43,746
Total cost of product revenues	498,901	827,414	1,641,087	2,083,740
Gross profit (loss)	436,270	(5,917)	684,128	403,735

Operating expenses:
Research and development	94,925	104,560	273,080	328,137
Sales and marketing	55,750	87,859	144,037	245,653
General and administrative	45,350	47,091	122,311	158,579
Amortization of acquisition-related intangible assets	292	4,766	875	13,794
Restructuring and other	─	─	765	4,085
Total operating expenses	196,317	244,276	541,068	750,248
Operating income (loss)	239,953	(250,193)	143,060	(346,513)

Other income (expense)	(2,538)	(12,901)	(16,515)	9,307
Income (loss) before income taxes	237,415	(263,094)	126,545	(337,206)
Provision for (benefit from) income taxes	6,122	(97,195)	50,740	(108,513)
Net income (loss)	$231,293	$(165,899)	$75,805	$(228,693)

Net income (loss) per share:
Basic	$1.02	$(0.74)	$0.33	$(1.02)
Diluted	$0.99	$(0.74)	$0.33	$(1.02)

Shares used in computing net income (loss) per share:
Basic	227,771	225,682	227,092	225,030
Diluted	232,724	225,682	230,936	225,030

(1)   As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company’s cash-settled convertible debt.

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	September 27, 2009	September 28, 2008(2)	September 27, 2009	September 28, 2008(2)
SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$231,293	$(165,899)	$75,805	$(228,693)
Share-based compensation (a)	19,374	25,551	58,058	73,885
Amortization of acquisition-related intangible assets (b)	3,424	19,348	10,271	57,540
Convertible debt interest (c)	13,410	12,451	39,495	36,667
Income tax adjustments (d)	(91,990)	(23,539)	(33,633)	(46,042)
NON-GAAP NET INCOME (LOSS)	$175,511	$(132,088)	$149,996	$(106,643)

GAAP COST OF PRODUCT REVENUES	$498,901	$827,414	$1,641,087	$2,083,740
Share-based compensation (a)	(2,347)	(2,648)	(7,167)	(8,286)
Amortization of acquisition-related intangible assets (b)	(3,132)	(14,582)	(9,396)	(43,746)
NON-GAAP COST OF PRODUCT REVENUES	$493,422	$810,184	$1,624,524	$2,031,708

GAAP GROSS PROFIT (LOSS)	$436,270	$(5,917)	$684,128	$403,735
Share-based compensation (a)	2,347	2,648	7,167	8,286
Amortization of acquisition-related intangible assets (b)	3,132	14,582	9,396	43,746
NON-GAAP GROSS PROFIT	$441,749	$11,313	$700,691	$455,767

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$94,925	$104,560	$273,080	$328,137
Share-based compensation (a)	(7,137)	(10,543)	(22,341)	(28,693)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$87,788	$94,017	$250,739	$299,444

GAAP SALES AND MARKETING EXPENSES	$55,750	$87,859	$144,037	$245,653
Share-based compensation (a)	(3,918)	(5,546)	(11,153)	(15,480)
NON-GAAP SALES AND MARKETING EXPENSES	$51,832	$82,313	$132,884	$230,173

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$45,350	$47,091	$122,311	$158,579
Share-based compensation (a)	(5,972)	(6,814)	(17,397)	(21,426)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$39,378	$40,277	$104,914	$137,153

GAAP TOTAL OPERATING EXPENSES	$196,317	$244,276	$541,068	$750,248
Share-based compensation (a)	(17,027)	(22,903)	(50,891)	(65,599)
Amortization of acquisition-related intangible assets (b)	(292)	(4,766)	(875)	(13,794)
NON-GAAP TOTAL OPERATING EXPENSES	$178,998	$216,607	$489,302	$670,855

GAAP OPERATING INCOME (LOSS)	$239,953	$(250,193)	$143,060	$(346,513)
Cost of product revenues adjustments (a) (b)	5,479	17,230	16,563	52,032
Operating expense adjustments (a) (b)	17,319	27,669	51,766	79,393
NON-GAAP OPERATING INCOME (LOSS)	$262,751	$(205,294)	$211,389	$(215,088)

GAAP OTHER INCOME (EXPENSE)	$(2,538)	$(12,901)	$(16,515)	$9,307
Convertible debt interest (c)	13,410	12,451	39,495	36,667
NON-GAAP OTHER INCOME (EXPENSE)	$10,872	$(450)	$22,980	$45,974

GAAP NET INCOME (LOSS)	$231,293	$(165,899)	$75,805	$(228,693)
Cost of product revenues adjustments (a) (b)	5,479	17,230	16,563	52,032
Operating expense adjustments (a) (b)	17,319	27,669	51,766	79,393
Convertible debt interest (c)	13,410	12,451	39,495	36,667
Income tax adjustments (d)	(91,990)	(23,539)	(33,633)	(46,042)
NON-GAAP NET INCOME (LOSS)	$175,511	$(132,088)	$149,996	$(106,643)

Diluted net income (loss) per share:
GAAP	$0.99	$(0.74)	$0.33	$(1.02)
Non-GAAP	$0.75	$(0.59)	$0.65	$(0.47)

Shares used in computing diluted net income (loss) per share:
GAAP	232,724	225,682	230,936	225,030
Non-GAAP	232,961	225,682	231,424	225,030

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)   To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income (loss) and net income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, msystems Ltd. in November 2006 and MusicGremlin, Inc. in June 2008, and non-cash economic interest expense associated with our cash-settled convertible debt, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets, share-based compensation, and non-cash economic interest expense associated with our cash-settled convertible debt, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(2)   As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company’s cash-settled convertible debt.

(a)   Share-based compensation expense.

(b)   Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(c)   Incremental interest expense relating to the non-cash economic interest expense associated with the Company’s cash-settled convertible debt.

(d)   Income taxes associated with certain non-GAAP to GAAP adjustments and a valuation allowance on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 27, 2009	December 28, 2008(1)
ASSETS
Current assets:
Cash and cash equivalents	$752,483	$962,061
Short-term investments	699,577	477,296
Accounts receivable from product revenues, net	279,676	122,092
Inventory	620,976	598,251
Deferred taxes	84,680	84,023
Other current assets	75,542	469,961
Total current assets	2,512,934	2,713,684

Long-term investments	1,132,365	1,097,302
Property and equipment, net	322,428	396,987
Notes receivable and investments in the flash ventures with Toshiba	1,600,810	1,602,291
Deferred taxes	14,941	15,188
Intangible assets, net	63,663	63,182
Other non-current assets	102,143	43,506
Total assets	$5,749,284	$5,932,140

LIABILITIES
Current liabilities:
Accounts payable trade	$123,454	$240,985
Accounts payable to related parties	292,737	370,006
Convertible short-term debt	75,000	─
Other current accrued liabilities	216,317	502,443
Deferred income on shipments to distributors and retailers and deferred revenue	246,279	149,575
Total current liabilities	953,787	1,263,009

Convertible long-term debt	919,470	954,094
Non-current liabilities	317,824	274,316
Total liabilities	2,191,081	2,491,419

EQUITY
Stockholders' equity:
Common stock	4,225,645	4,154,392
Accumulated deficit	(826,994)	(902,799)
Accumulated other comprehensive income	160,962	188,977
Total stockholders' equity	3,559,613	3,440,570
Non-controlling interests	(1,410)	151
Total equity	3,558,203	3,440,721
Total liabilities and equity	$5,749,284	$5,932,140

(1)   As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company’s cash-settled convertible debt.

SanDisk Corporation
Preliminary Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Nine months ended
	September 27, 2009	September 28, 2008(1)	September 27, 2009	September 28, 2008(1)
Cash flows from operating activities:
Net income (loss)	$231,293	$(165,899)	$75,805	$(228,693)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Deferred and other taxes	218	(30,318)	2,521	(43,949)
Depreciation	37,943	47,466	114,595	134,341
Amortization	19,576	34,566	56,686	102,280
Provision for doubtful accounts	2,454	(740)	1,675	6,211
Share-based compensation expense	19,374	25,551	58,058	73,885
Excess tax benefit from share-based compensation	─	(360)	─	(2,037)
Impairment, restructuring and other charges	(1,432)	23,095	5,701	27,578
Other non-cash charges	1,950	8,446	983	15,730
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(131,300)	86,208	(159,260)	338,210
Inventory	(98,699)	83,023	(37,151)	(157,336)
Other assets	68,467	77,825	339,275	28,250
Accounts payable trade	7,061	4,353	(117,625)	(43,536)
Accounts payable to related parties	45,994	(2,752)	(77,269)	(29,007)
Other liabilities	35,473	(54,327)	(164,170)	(199,803)
Total adjustments	7,079	302,036	24,019	250,817

Net cash provided by operating activities	238,372	136,137	99,824	22,124

Cash flows from investing activities:
Purchases of short and long-term investments	(701,768)	(776,290)	(1,237,877)	(1,668,510)
Proceeds from sale of short and long-term investments	285,088	560,010	860,855	1,288,906
Maturities of short and long-term investments	55,477	127,285	143,117	479,848
Acquisition of property and equipment, net	(10,687)	(5,768)	(43,354)	(112,680)
Investment in Flash Alliance Ltd.	─	─	─	(96,705)
Distribution from FlashVision Ltd.	─	73,543	12,713	102,530
Issuance of notes receivable from Flash Partners Ltd. and Flash Alliance Ltd.	─	─	(377,923)	(37,418)
Proceeds from notes receivable from Flash Partners Ltd. and Flash Alliance Ltd.	─	(93,110)	330,149	(93,110)
Purchased technology and other assets	(7,500)	1,000	(13,790)	(875)
Acquisition of MusicGremlin, Inc.	─	(76)	─	(4,604)
Net cash used in investing activities	(379,390)	(113,406)	(326,110)	(142,618)

Cash flows from financing activities:
Repayment of debt financing	─	─	─	(9,785)
Proceeds from employee stock programs	7,723	10,008	13,998	19,358
Excess tax benefit from share-based compensation	─	360	─	2,037
Net cash provided by financing activities	7,723	10,368	13,998	11,610

Effect of changes in foreign currency exchange rates on cash	1,251	(1,570)	2,710	(3,758)
Net increase (decrease) in cash and cash equivalents	(132,044)	31,529	(209,578)	(112,642)

Cash and cash equivalents at beginning of period	884,527	689,578	962,061	833,749
Cash and cash equivalents at end of period	$752,483	$721,107	$752,483	$721,107

(1)   As adjusted for the retrospective adoption of new accounting requirements, effective on December 29, 2008, relating to non-cash economic interest expense associated with the Company’s cash-settled convertible debt.